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EXHIBIT 11.1        COMPUTATION OF NET LOSS PER SHARE

                                                                Three Months               Nine Months
                                                                    Ended                    Ended
                                                             September 30, 1996        September 30, 1996
                                                             ------------------        ------------------
Shares outstanding December 31, 1995  . . . . . . . . . . .         6,652,059                6,652,059

Weighted average shares for the Heartland acquisition
    as of January 1, 1996 involving 261,424 shares  . . . .           261,424                  261,424

Weighted average shares for the ALS-Midwest
    acquisition involving 172,536 shares in May 1996  . . .           172,536                   81,860

Weighted average shares for the Crossings
    acquisition involving 2,007,049 shares in May 1996  . .         2,007,049                  952,250

Weighted average shares for the private equity
    transactions occurring in May 1996
    involving 430,281 shares  . . . . . . . . . . . . . . .           430,281                  204,148

Weighted average shares for initial public offering
    occurring in August 1996 involving 3,443,206 shares . .         2,095,865                  703,721
                                                                  -----------              -----------

Total     . . . . . . . . . . . . . . . . . . . . . . . . .        11,619,214                8,855,462
                                                                  ===========              ===========

Net loss attributable to common shares  . . . . . . . . . .       $(1,836,000)             $(6,211,000)
                                                                  ===========              ===========

Net loss per common and common equivalent shares  . . . . .       $     (0.16)             $     (0.70)
                                                                  ===========              ===========


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